Exhibit 5.3

Jennings, Strouss & Salmon, P.L.C. One East Washington Street, Suite 1900 Phoenix, Arizona 85004-2554 jsslaw.com

Exhibit 5.3

August 3, 2018

Griffon Corporation

The Ames Companies, Inc.

ATT Southern, Inc.

Clopay Ames True Temper Holding Corp.

Clopay Building Products Company, Inc.

Telephonics Corporation

ClosetMaid LLC

CornellCookson, LLC

Cornell Real Estate Holdings, LLC

712 Fifth Avenue, 18th Floor

New York, New York 10019

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as Arizona counsel to Griffon Corporation, a Delaware corporation (the “Company”), The Ames Companies, Inc., a Delaware corporation (“Ames”), ATT Southern, Inc., a Delaware corporation (“ATT”), Clopay Ames True Temper Holding Corp., a Delaware corporation (“Holding”), Clopay Building Products Company, Inc., a Delaware corporation (“Clopay Building”), Telephonics Corporation, a Delaware corporation (“Telephonics”), ClosetMaid LLC, a Delaware limited liability company (“ClosetMaid”), CornellCookson, LLC (“CornellCookson”) and Cornell Real Estate Holdings, LLC (“Cornell Real Estate Holdings” and together with Ames, ATT, Holding, Clopay Building, Telephonics, ClosetMaid and CornellCookson, the “Guarantors”), in connection with the preparation and filing of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”), dated as of the date hereof, to the Registration Statement on Form S-3 filed on May 7, 2018 (File No. 333-224727) (the “Registration Statement”, as amended by the Post-Effective Amendment, the “Amended Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Post-Effective Amendment has been filed for the purpose, among others, of adding Cornell Real Estate Holdings as a guarantor of the Company’s Debt Securities (defined below). The Amended Registration Statement relates to possible offerings by the Company from time to time of the following securities of the Company or the Guarantors, as the case may be: (1) shares of common stock, par value $0.25 per share, of the Company (“Common Stock”), (2) shares of preferred stock, par value $0.25 per share, of the Company (“Preferred Stock”), which, along with Common Stock, may be issued in the form of depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Receipts”), (3) debt securities of the Company (which may be issued in one or more series) (“Debt Securities”) to be issued pursuant to an indenture (as may be amended or supplemented from time to time, an “Indenture”) between the Company and a trustee (the “Trustee”), (4) guarantees of Debt Securities by the Guarantors (“Guarantees”), (5) warrants of the Company to purchase Common Stock,

Griffon Corporation

The Ames Companies, Inc.

ATT Southern, Inc.

Clopay Ames True Temper Holding Corp.

Clopay Building Products Company, Inc.

Telephonics Corporation

ClosetMaid LLC

CornellCookson, LLC

Cornell Real Estate Holdings, LLC

August 3, 2018

Preferred Stock, Depositary Shares, Debt Securities or Units (as defined below) (collectively, “Warrants”), (5) rights to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Units (collectively, “Rights”) and (6) units consisting of any combination of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants or Rights (collectively, “Units”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees, Warrants, Rights and Units are collectively referred to herein as the “Securities.”

The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Company and the Guarantors in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the Guarantees that may be issued by Cornell Real Estate Holdings from time to time pursuant to the Amended Registration Statement.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records and other instruments and agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, Cornell Real Estate Holdings and others, and other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

i.	the Amended Registration Statement;

ii.	the Articles of Organization of Cornell Real Estate Holdings filed with the Arizona Corporation Commission (the “ACC”) on October 5, 2012, as amended through the date hereof (the “Amended Articles of Organization”), including an amendment thereto filed on or about July 30, 2018, filed as Exhibit 3.17 to the Amended Registration Statement;

iii.	the Operating Agreement of the Cornell Real Estate Holdings, effective as of June 4, 2018 (the “Operating Agreement”), as amended through the date hereof, filed as Exhibit 3.18 to the Amended Registration Statement; and

iv.	resolutions of the board of directors of the Company (the “Board of Directors”) and of the board of directors, member or manager, as applicable, of each of the Guarantors relating to, among

Griffon Corporation

The Ames Companies, Inc.

ATT Southern, Inc.

Clopay Ames True Temper Holding Corp.

Clopay Building Products Company, Inc.

Telephonics Corporation

ClosetMaid LLC

CornellCookson, LLC

Cornell Real Estate Holdings, LLC

August 3, 2018

other things, the authorization and approval of the preparation and filing of the Amended Registration Statement.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company and the Guarantors.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that the Guarantees of Cornell Real Estate Holdings, when (a) the Debt Securities have been duly executed, authenticated, issued and delivered by or on behalf of Company against receipt by the Company of lawful consideration therefor as contemplated by the Amended Registration Statement and applicable Prospectus Supplement and (b) duly authorized by all necessary corporate action of Cornell Real Estate Holdings and duly executed by Cornell Real Estate Holdings in accordance with the provisions of those Guarantees, will be the legally valid and binding obligations of Cornell Real Estate Holdings.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and appropriate Prospectus Supplement:

(i)	In our examination, we have assumed the following:

a.	the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies;

b.	the legal capacity of natural persons and the legal power and authority of all persons signing on behalf of the parties to those documents;

c.	the Board of Directors (and the governing body of each of the Guarantors, in the case of the Guarantees)(collectively, the “Boards”), including any appropriate committee appointed thereby and/or appropriate officers of the Company (and of each of the Guarantors, in the case of the Guarantees) shall have duly (x) established the terms of the Securities (and in the case of the Units, the Securities that are the components thereof) and (y) authorized and taken any other necessary company or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters (including, with respect to Preferred Stock, the execution, acknowledgment and filing of a Certificate of Designation in accordance

Griffon Corporation

The Ames Companies, Inc.

ATT Southern, Inc.

Clopay Ames True Temper Holding Corp.

Clopay Building Products Company, Inc.

Telephonics Corporation

ClosetMaid LLC

CornellCookson, LLC

Cornell Real Estate Holdings, LLC

August 3, 2018

with the applicable provisions of the General Corporation Law of the State of Delaware) and any Securities consisting of Common Stock, Preferred Stock or Depositary Shares, and any Common Stock, Preferred Stock or Depositary Shares for or into which any other Securities are exercisable, exchangeable or convertible, shall have been duly reserved for issuance and those authorizations and actions have not been rescinded;

d.	the resolutions establishing the definitive terms and authorizing the Company (or each of the Guarantors, in the case of the Guarantees) to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company (or each of the Guarantors, in the case of the Guarantees);

e.	the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the certificate of incorporation of the Company (and each of the Guarantors, in the case of the Guarantees), and the terms of the issuance and sale of the Securities (x) shall have been duly established in accordance with all applicable law and the certificate of incorporation and bylaws of the Company (and comparable governing documents for each of the Guarantors, in the case of the Guarantees) as then in effect (collectively, the “Charter”), any Indenture, guarantee, underwriting agreement, warrant agreement, deposit agreement, subscription agreement, unit agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”) and the authorizing resolutions of the Boards, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Charter or the Documents (subject to the further assumption that the Charter and Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of (nor constitute any event which with notice, lapse of time or both would constitute a default under or result in any breach of) any agreement or instrument binding upon the Company (or each of the Guarantors, in the case of the Guarantees) and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company (or each of the Guarantors, in the case of the Guarantees);

f.	the interest rate on the Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law;

Griffon Corporation

The Ames Companies, Inc.

ATT Southern, Inc.

Clopay Ames True Temper Holding Corp.

Clopay Building Products Company, Inc.

Telephonics Corporation

ClosetMaid LLC

CornellCookson, LLC

Cornell Real Estate Holdings, LLC

August 3, 2018

g.	the Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units, the Securities that are components thereof), and any certificates representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities and, in the case of any Units, the Securities that are components thereof), have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and have been duly issued and sold in accordance with any relevant agreement and, if applicable, duly executed and delivered by the Company and any other appropriate party;

h.	each Indenture, warrant agreement, deposit agreement, subscription agreement, unit agreement and any other relevant agreement has been duly authorized, executed and delivered by, and will constitute a valid and binding obligation of, each party thereto (other than Cornell Real Estate Holdings);

i.	the Amended Registration Statement, as it may be further amended (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act, shall be effective under the Securities Act, and that effectiveness shall not have been terminated or rescinded;

j.	an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby;

k.	the Securities shall be issued and sold in compliance with all U.S. federal and state securities laws and solely in the manner stated in the Amended Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;

l.	if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities shall have been duly authorized, executed and delivered by the Company and the other parties thereto;

m.	the Indenture, if applicable, shall have been duly qualified under the Trust Indenture Act of 1939, as amended;

n.	all agreements and other documents with respect to the Securities governed by laws other than the State of Arizona are the legal, valid and binding obligations of

Griffon Corporation

The Ames Companies, Inc.

ATT Southern, Inc.

Clopay Ames True Temper Holding Corp.

Clopay Building Products Company, Inc.

Telephonics Corporation

ClosetMaid LLC

CornellCookson, LLC

Cornell Real Estate Holdings, LLC

August 3, 2018

the parties thereto, enforceable in accordance with their terms and that the parties have sufficient contacts with the jurisdiction to justify the choice of the laws of that jurisdiction – in connection with the foregoing, we note, that a legal opinion of Dechert LLP, dated as of the date hereof, has been filed as Exhibits 5.1 and 5.2 to the Amended Registration Statement, addressing the binding nature of the Debt Securities and the Guarantees with respect to New York law to the extent that New York law is applicable to those securities;

o.	the result of the application of the laws of the chosen jurisdiction as specified in any of the Documents will not be contrary to a fundamental policy of the law of any other state with which the parties have or may have material or relevant contact in connection with the transaction and as to which there is a materially greater interest in determining an issue of choice of law;

p.	the solvency of the Company and the Guarantors, and that the issuance of the Securities will not render any of them insolvent;

q.	value has been given; there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; the conduct of the other parties to the Documents has complied with requirements of good faith, fair dealing, conscionability and applicable law; the other parties to the Documents have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any security interest created as a part of, the Securities;

r.	the Documents accurately and completely describe and contain the mutual understanding of the parties thereto, and there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Documents;

s.	no party will receive interest, charges, fees or other benefits or compensation in the nature of interest in connection with the transactions evidenced by the Documents other than those that the Company (and, where applicable, the Guarantors) have agreed in writing in the Documents to pay, and the rights and remedies of each party, as set forth in the Documents, will be exercised in a commercially reasonable manner;

Griffon Corporation

The Ames Companies, Inc.

ATT Southern, Inc.

Clopay Ames True Temper Holding Corp.

Clopay Building Products Company, Inc.

Telephonics Corporation

ClosetMaid LLC

CornellCookson, LLC

Cornell Real Estate Holdings, LLC

August 3, 2018

t.	the Company or as applicable, the Guarantors, have good, valid and merchantable title to the collateral pledged to any other party and that they need the consent or authorization of no other person or entity to pledge that collateral thereunder;

u.	none of the real or personal property encumbered by the Documents is located on land owned or controlled by the United States Department of the Interior, Bureau of Indian Affairs or any tribal government. All proceeds of the Debt Securities or Guarantees will be used for commercial or business purposes only, and none of those proceeds will be used for agricultural, household, family or consumer purposes; and

v.	neither the Debt Securities, the Guarantees nor any of the transactions entered into pursuant to any of the Documents are prohibited transactions involving blocked persons, as described in Executive Order 13224, dated September 23, 2001, and/or in 31 CFR 594.201. No party to a Document and no holder of any equity interest in any party to a Document are identified on the OFAC List or is otherwise a Prohibited Person or are controlled by a Prohibited Person. As used above, the “OFAC List” means the list of specially designated nationals and blocked persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and accessible through the internet website www.treasury.gov/ofac/downloads/t11sdn.pdf. As used above, “Prohibited Person” means any person, entity or other listing identified on the OFAC List or with whom a U.S. person or entity may not conduct business or transactions pursuant to federal law or Executive Order of the President of the United States of America.

(ii)	The opinion set forth herein as to the binding obligations of Cornell Real Estate Holdings are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity, public policy and commercial reasonableness (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where that indemnification or contribution is contrary to public policy; (iii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (iv) requirements that a claim with respect to any Securities denominated other than in U.S. dollars (or a judgment denominated

Griffon Corporation

The Ames Companies, Inc.

ATT Southern, Inc.

Clopay Ames True Temper Holding Corp.

Clopay Building Products Company, Inc.

Telephonics Corporation

ClosetMaid LLC

CornellCookson, LLC

Cornell Real Estate Holdings, LLC

August 3, 2018

other than in U.S. dollars in respect of that claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency. We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

(iii)	We have not made an investigation and do not express an opinion as to title to any the collateral that may be pledged pursuant to the Documents, the accuracy of any legal or collateral descriptions, or as to the priority of any of the liens or security interests created or governed by the Documents. We express no opinion as to the perfection or priority of the liens or security interests created or governed by the Documents.

(iv)	We express no opinions with respect to any provisions which (i) might be determined by a court to be non-material (including material breaches of non-material provisions), or where the exercise of rights or the enforcement of remedies might be found not to have been taken in good faith or in a reasonable or commercially reasonable manner; (ii) as to remedies available in respect of breaches of any of the Documents or provisions for indemnification against or exculpation from liabilities or losses thereunder, which breaches, liabilities or losses might be found to be the proximate result of actions or omissions by any of the transaction parties.

(v)	We express no opinion with respect to any security interest in collateral acquired after the date of the issuance of any of the Debt Securities except to the extent that security interest is expressly described in the Documents creating the security interest.

(vi)	We express no opinion with respect to the legality, validity, binding nature, enforceability or compliance with laws or regulation of any terms in the Documents with respect to late charges, yield maintenance charges; increases in interest rates upon delinquency in payment or the occurrence of a default, prepayment premiums, or the compounding of interest. In particular, we note that at least one Arizona court has held that it is a violation of public policy to apply a late fee with respect to the entire principal balance due, whether at maturity or upon acceleration of the debt. In addition, we express no opinion with respect to the enforceability of any usury “savings clause” or similar provision whereby the effective rate of interest is capped at the lawful maximum rate of interest permitted under applicable law, or as to the legality, validity,

Griffon Corporation

The Ames Companies, Inc.

ATT Southern, Inc.

Clopay Ames True Temper Holding Corp.

Clopay Building Products Company, Inc.

Telephonics Corporation

ClosetMaid LLC

CornellCookson, LLC

Cornell Real Estate Holdings, LLC

August 3, 2018

binding nature or on the applicability of default rates of interest on the entire principal balance due in the case of an acceleration of the amounts due under the Document.

(vii)	No opinion is expressed as to the effect, if any, of the provisions of Section 548 of the U.S. Bankruptcy Code and the Arizona Uniform Fraudulent Transfer Act (A.R.S. Sections 44-1001, et seq.) or any other Federal or state laws pertaining to fraudulent conveyances or transfers or dividends or distributions by corporations, limited liability companies or other entities, upon the validity, binding character and enforceability of any of the Loan Documents.

(viii)	In the case of property that becomes a part of the pledged collateral after the date hereof, Section 552 of the U.S. Bankruptcy Code (Title 11, U.S.C. Section 552) limits the extent to which property acquired by the debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising under a security agreement entered into by the debtor before the commencement of that case.

(ix)	We have not reviewed for purposes of our opinions, and nothing herein shall be construed as an opinion by us as to compliance with: any federal, state or local environmental, zoning, health, safety, building, brokerage, property management, land use or subdivision laws, ordinances, codes, rules or regulations; any federal, state or local taxation or taxation exemption, laws, rules, or regulations; any federal or state banking, labor, ERISA and other employee benefit laws, rules or regulations; any federal or state antitrust or unfair competition laws, rules or regulations; any laws relating to fiduciary duties; any federal or state law, rule, or regulation concerning terrorist activities, including without limitation the USA PATRIOT Act of 2001, as amended, or the foreign assets control regulations of the United States Department of the Treasury; any federal or state laws, rules, regulations or policies concerning criminal and civil forfeiture laws; any federal or state racketeering or other law providing for criminal prosecution; any federal or state patent, trademark, copyright or other federal or state intellectual property laws, rules and regulations; or any federal or state laws, rules, regulations or policies concerning Industrial Development Authorities, banking or property management. Furthermore, we render no opinions with respect to federal or state securities or “blue sky” laws.

(x)	No opinion is being rendered in respect of collateral consisting of crops growing or to be grown, farm products, timber to be cut, minerals or the like (including oil and gas) or consumer goods, goods covered by a document of title, goods governed by a certificate of title law, property in which the perfection of a security interest is governed by federal

Griffon Corporation

The Ames Companies, Inc.

ATT Southern, Inc.

Clopay Ames True Temper Holding Corp.

Clopay Building Products Company, Inc.

Telephonics Corporation

ClosetMaid LLC

CornellCookson, LLC

Cornell Real Estate Holdings, LLC

August 3, 2018

law, interests or claims under insurance policies, or beneficial interests in a trust or decedent’s estate.

(xi)	We wish to advise you that if any pledged collateral is sold pursuant to a power of sale as provided in Ariz. Rev. Statutes Section 33-807, or pursuant to a foreclosure sale, the ability of the lender to thereafter enforce any applicable agreement against the Company or any Guarantor or others is subject to the provisions of Ariz. Rev. Statutes Sections 12-1566, 33-725, 33-727, 33-813 and 33-814. No opinion is expressed as to the effect of any provision in any of the Documents purporting to have waived, relinquished or diminished or to require the Company, the Guarantor or any other guarantor to waive, relinquish or diminish the benefits or provisions of the foregoing provisions/statutes and any rights of reinstatement, redemption, of a fair value hearing, applicable statutes of limitation and similar statutory rights and protections have either been found by Arizona courts to be unenforceable or are highly likely to be declared or found to be void as against public policy in the State of Arizona.

(xii)	We further wish to advise you that Section-9604 of the Arizona Uniform Commercial Code (the “Arizona UCC”) (A.R.S. Section 47-9604) leaves unanswered the effect on other rights enjoyed by a secured party holding both real and personal property collateral of the secured party’s proceeding as to only the real property in accordance with its rights with respect to the real property before taking action with respect to personal property and fixtures.

(xiii)	We express no opinion as to any provisions of any of the Documents that purport to waive (i) the duties of a secured party under the Arizona UCC, including those of good faith and commercial reasonableness, which duties may not be waived by consent of the debtor, (ii) the duties of a secured party under the Arizona UCC, including the right to notification of disposition of collateral, which duties may not be waived by consent of the debtor given prior to default, or (iii) the liability of a secured party under the Arizona UCC for failure to comply with certain provisions of the Arizona UCC, which liability may not be waived by consent of the debtor

(xiv)	Because Arizona law disfavors restraints against alienation, we express no opinion as to the enforceability of any provision in any of the Documents which limits, restricts or prohibits the Company or the Guarantors’ right to mortgage, encumber or pledge the collateral or would otherwise constitute an unreasonable restraint on alienation of property.

Griffon Corporation

The Ames Companies, Inc.

ATT Southern, Inc.

Clopay Ames True Temper Holding Corp.

Clopay Building Products Company, Inc.

Telephonics Corporation

ClosetMaid LLC

CornellCookson, LLC

Cornell Real Estate Holdings, LLC

August 3, 2018

(xv)	We express no opinion with respect to the perfection of a security interest in collateral consisting of equipment used in farming operations, or farm products, or accounts or general intangibles arising from or relating to the sale of farm products by a farmer, consumer goods, crops growing or to be grown, or to be cut, minerals or the like (including oil and gas) to be extracted from a wellhead or minehead or accounts resulting from the sale thereof.

(xvi)	There exist certain limitations, resulting from the operation of Section 9315 of the Arizona UCC (A.R.S. Section 47-9315), on the perfection of security interests in proceeds created by the Documents.

(xvii)	With regard to our opinions regarding fixtures or personal property, we do not address collateral of a type not subject to or excluded from coverage of Article 9 or which his perfected by the filing with another entity, like the United States Patent and Trademark Office, or by possession.

(xviii)	Our opinion is limited to the matters specifically addressed herein, and we express no opinion on, and no opinion is to be inferred or implied with respect to, any matter not specifically addressed herein.

(xix)	While this letter notes a number of items for your information regarding rights or obligations of a lender or limitations thereon, other legal requirements will govern the exercise of the rights and remedies of the lender, whether by way of a trustee’s sale, receivership or otherwise, all of which should be taken into account prior to the exercise of the lender’s rights thereunder. In addition, the items included in the assumptions, limitations or qualifications sections of this letter are offered for informational purposes only and shall not be deemed to expand or supplement our opinions in any respect. Our opinions are limited to the second paragraph on page 3 of this letter only.

We are members of the bar of the State of Arizona, and the foregoing opinions are limited to the laws of the State of Arizona.

This opinion letter has been prepared for your use solely in connection with the Amended Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this letter noted above.

We hereby consent to the filing of this opinion letter as an exhibit to the Amended Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which

Griffon Corporation

The Ames Companies, Inc.

ATT Southern, Inc.

Clopay Ames True Temper Holding Corp.

Clopay Building Products Company, Inc.

Telephonics Corporation

ClosetMaid LLC

CornellCookson, LLC

Cornell Real Estate Holdings, LLC

August 3, 2018

forms a part of the Amended Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Jennings, Strouss & Salmon, PLC

Jennings, Strouss & Salmon, PLC